EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT, is made as of the 8th day of November, 2006, by and between ALLIED BANCSHARES, INC. AND ITS SUBSIDIARY, FIRST NATIONAL BANK OF FORSYTH COUNTY (hereinafter referred to collectively as the “Employer”), and SAM R. STORY (hereinafter referred to as the “Executive”).

W I T N E S S E T H:

WHEREAS, the parties heretofore entered into an Employment Agreement, dated as of July 25, 2003 (the “Agreement”); and

 WHEREAS, the parties desire to amend the Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the premises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.

The Agreement is hereby amended by deleting clause (iv) of Section 4(a) thereof in its entirety, and substituting in lieu thereof the following:

(iv)

by the Executive for Good Reason upon delivery of a Notice of Resignation to the Employer within a 12-month period beginning on the date of a Change in Control;

2.

The Agreement is hereby further amended by deleting Sections 4(e) and (f) thereof in their entirety, and substituting in lieu thereof the following:

(e)

If the Executive’s employment is terminated due to the Executive’s resignation based on a Change in Control pursuant to clause (iv) of Section 4(a), or if Executive’s employment is terminated by the Employer without cause within 12 months following the occurrence of a Change in Control, in addition to other rights and remedies available in law or equity, the Executive shall be entitled to the following:

(i)

Payment  to the Executive of an amount equal to 100% of the Executive’s then current monthly base salary for a period of twelve (12) months from the termination date.

(ii)

All stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become 100% vested.

(iii)

Payment to the Executive of an amount equal to the Executive’s cost of COBRA health continuation coverage for the Executive under the Employer’s group health plan for a period of twelve (12) months from the termination date.

(iv)

Payment to the Executive for each vacation day not taken by the Executive during the calendar year in which occurs the termination date.    The amount payable for each such unused vacation day shall be determined based on the daily rate of the Executive’s base salary then in effect assuming two hundred  sixty (260) days in each year.

(v)

At the sole discretion of the Employer, the above described severance compensation described in paragraphs (i), (iii) and (iv) above may be paid to the Executive in a single lump sum payment within fifteen (15) days after the termination date, or alternatively, the Employer may elect to make such payments on the first day of each month for twelve months (12) months following the termination date.

(f)

If the Executive's employment is terminated pursuant to clause (vii) of Section 4(a) and he is not entitled to severance compensation under Section 4(e), the Employer shall pay to the Executive severance compensation in an amount equal to 100% of his then current monthly base salary for a period of six (6) months from the Date of Termination, plus any bonus earned or accrued under the Bonus Plan through the Date of Termination. At the sole discretion of the Board, the above-described severance compensation may be paid to the Executive in lump sum fashion within fifteen (15) days after the Termination Date, or alternatively, the Board may elect to make such payments on the first day of each month for six (6) months following the Termination Date.

3.

The Agreement is hereby further amended by deleting the phrase “so long as he is receiving compensation from the Employer, or for a period of 12 months following termination of the Executive’s employment pursuant to clause (vi) of Section 4(a), whichever period is longer” from the first sentence of Section 6 thereof and from the first sentence of Section 7 thereof.

4.

The Agreement is hereby further amended by deleting Section 9(a) in its entirety and substituting in lieu thereof the following:

(a)

No Solicitation of Customers.  During the Executive’s employment with the Employer, and for a period of 12 months following termination of the Executive’s employment pursuant to clause (iv) or (vi) of Section 4(a) or by the Employer without cause within a 12-month period following a Change of Control, the Executive shall not (except on behalf of or with the prior written consent of the Employer), either directly or indirectly, on the Executive’s own behalf, or in the service of or on behalf of others:  (A) solicit, divert, or appropriate to or for a Competing Business; or (B) attempt to solicit, divert, or appropriate to or for a Competing Business, any person or entity that: (i) was a customer of the Employer on Executive’s Date of Termination; and (ii) is either located in the Territory (as defined below), or is a person or entity with whom the Executive had material contact while working for Employer (irrespective of that customer’s geographic location).

5.

The Agreement is hereby further amended by deleting Section 9(b) in its entirety and substituting in lieu there of the following:

(b)

No Recruitment of Personnel.  During the Executive’s employment with the Employer and for a period of 12 months following termination of the Executive’s employment pursuant to clause (iv) or (vi) of Section 4(a) or by the Employer without cause within a 12-month period following a Change of Control, the Executive shall not, either directly or indirectly, on the Executive’s own behalf, or in the service of or on behalf of others:  (A) solicit, divert, or hire away; or (B) attempt to solicit, divert or hire away, to any Competing Business located in the Territory, any employee or consultant to the Employer, engaged or experienced in the Business, regardless of whether:  (i) the employee or consultant is full-time or temporary; (ii) the employment or engagement is pursuant to written agreement; or (iii) the employment is for a determined period or is at will.

6.

Except as specifically amended hereby, the Agreement is in all respects ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Employment Agreement on the date first above written.

ALLIED BANCSHARES, INC.

By:_______________________________________

President/CEO

FIRST NATIONAL BANK OF FORSYTH

COUNTY

By:_______________________________________

President

___________________________________(SEAL)

SAM R. STORY

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